Exhibit 10.1

SIXTH AMENDMENT

TO

CREDIT AGREEMENT

DATED FEBRUARY 27, 2004

BY, BETWEEN AND AMONG

BEASLEY MEZZANINE HOLDINGS, LLC,

BANK OF MONTREAL, CHICAGO BRANCH, AS ADMINISTRATIVE AGENT

AND

THE LENDERS PARTY THERETO

This SIXTH AMENDMENT (the “Amendment”) dated as of March 13, 2009, is entered into by, between and among BEASLEY MEZZANINE HOLDINGS, LLC (“Borrower”), BEASLEY BROADCAST GROUP, INC. (“Holdings”), THE OTHER CREDIT PARTIES (as defined in the Credit Agreement), BANK OF MONTREAL, CHICAGO BRANCH (“Bank of Montreal”), as administrative agent for Lenders (in such capacity the “Administrative Agent”), and THE LENDERS (as defined in the Credit Agreement).

WHEREAS, Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 27, 2004, as amended by that certain First Amendment to Credit Agreement dated June 18, 2004, that certain Second Amendment to Credit Agreement dated June 27, 2005, that certain Third Amendment to Credit Agreement dated January 30, 2006, that certain Fourth Amendment to Credit Agreement dated February 1, 2007, and that certain Fifth Amendment to Credit Agreement dated April 13, 2007 (as amended, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans and other extensions of credit to Borrower; and

WHEREAS, Borrower and Lenders desire, among other things, to (i) decrease the aggregate amount of the Revolving Loan Commitments by $37,131,944.45 to $65,000,000.00, and (ii) terminate the Incremental Facility; and

WHEREAS, after giving effect to this Amendment, the Lenders shall have extended to Borrower revolving and term credit facilities in the aggregate amount of $183,000,000.00, of which $173,500,000 is outstanding; and

WHEREAS, Borrower, the Administrative Agent and the Lenders desire to enter into this Amendment to effect the foregoing and to amend certain other provisions of the Credit Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

A. The following defined terms set forth in subsection 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following new definitions:

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the arithmetic mean (rounded upward to the nearest  1/16 of one percent) of the offered rates for Dollar deposits with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply, appearing on Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 A.M. (London, England time) on such Interest Rate Determination Date, as determined by the Administrative Agent by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of similar liabilities under Regulation D).

“Base Rate” means, for any day, the greatest of (i) the Prime Rate, (ii) the rate which is  1/2 of 1.00% in excess of the Federal Funds Effective Rate, and (iii) the LIBOR Quoted Rate for such day plus 1.00%.

“Permitted Equity Financings” means the issuance of unsecured subordinated Indebtedness (including convertible debt) and/or preferred equity of Holdings (or a newly created wholly-owned Subsidiary of Holdings, which Subsidiary may hold capital stock of Borrower (it being understood and agreed that all of the outstanding Equity Securities of Borrower shall at all times be pledged as Collateral pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent), any such newly created Subsidiary being referred to herein as “NewHoldco”) in an aggregate combined principal amount not to exceed Thirty Million Dollars ($30,000,000), the Net Debt Securities Proceeds and/or the Net Equity Securities Proceeds of which are contributed as common equity to Borrower and are applied by Borrower as required by subsection 2.4B(iii)(b) to prepay Loans; provided that (a) Borrower and its Subsidiaries shall not have any obligations or liabilities under or in respect of any such Permitted Equity Financing, (b) all such Permitted Equity Financings shall be issued pursuant to documentation containing rates, maturities, amortizations, covenants, remedies and other material terms (including subordination provisions if required by Administrative Agent) in form and substance reasonably satisfactory to Administrative Agent, and (c) none of the unsecured subordinated Indebtedness and/or preferred equity issued pursuant to any Permitted Equity Financing shall be scheduled or permitted to mature prior to the scheduled maturity date of the Term Loans, or any Revolving Loan without the consent of Requisite Lenders; provided further, that (i) in the event Holdings elects to create NewHoldco for the purpose of issuing all or any portion of such Permitted Equity Financings, NewHoldco shall be created pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent, and (ii) Holdings, NewHoldco, Borrower and the other Credit Parties shall enter into such amendments and modifications of this Agreement and the other Loan Documents as Administrative Agent shall reasonably request to reflect issuance of the Permitted Equity Financings, the existence of NewHoldco and preserve and maintain the rights and remedies of Administrative Agent and Lenders (including preserving and maintaining the pledge of capital stock of Borrower pursuant to the Collateral Documents) in full force and effect as contemplated by this Agreement and the other Loan Documents prior to such issuance of preferred equity Securities or the creation of NewHoldco, as the case may be.

“Revolving Loans” means the Loans made or maintained by Lenders to Borrower pursuant to subsection 2.1A(ii).

“Term Loans” means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i).

B. The defined term “Consolidated Operating Cash Flow” set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (b)(x) in its entirety and substituting in its place the following:

(x) fees and expenses paid in Cash by Borrower and its Subsidiaries in connection with the effectiveness of the Sixth Amendment to this Agreement to the extent included in determining net income for such period,

C. The following new defined terms are hereby added to subsection 1.1 of the Credit Agreement:

“Effective Date” means the “Effective Date” as defined and used in the Sixth Amendment.

“LIBOR Quoted Rate” means, for any day, the Adjusted LIBOR Rate for an Interest Period of one month commencing on that day or, if such day is not a Business Day, on the Business Day preceding such day.

“Net Debt Securities Proceeds” shall have the meaning assigned to that term in subsection 2.4B(iii)(b)(1).

“Net Equity Securities Proceeds” shall have the meaning assigned to that term in subsection 2.4B(iii)(b)(2).

“Sixth Amendment” means the Sixth Amendment to Credit Agreement dated March 13, 2009, by and among Borrower, Holdings, the other Credit Parties, Administrative Agent and the Lenders.

D. The following defined terms set forth in subsection 1.1 of the Credit Agreement are hereby deleted in their entirety: “Incremental Facility”, “Incremental Loan”, “Incremental Revolving Loan”, “Incremental Revolving Loan Notes”, “Incremental Term Loan”, “Incremental Loan Commitment Termination Date”, “Incremental Term Loan Notes”, “Net Securities Proceeds”, and “Notice of Incremental Term Loan Request”.

E. Subsection 2.1(A)(ii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments is Sixty-Five Million and no/100 Dollars ($65,000,000.00); provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Subject to reduction of the Revolving Loan Commitments pursuant to subsection 2.4, amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

F. Schedule 2.1 to the Credit Agreement is hereby amended by deleting the present text thereof and substituting in its place the new Schedule 2.1 attached to this Amendment.

G. Subsection 2.2A of the Credit Agreement is hereby amended by deleting the present text of the third paragraph thereof (including the table set forth therein) and substituting in its place the following:

With respect to Term Loans and Revolving Loans, the “Applicable Margin” for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Consolidated Total Debt Ratio as set forth and adjusted below:

Consolidated Total Debt Ratio	Applicable Margin
	Base Rate Loan	LIBOR Rate Loan
Greater than or equal to 6.00:1.00	3.00%	4.00%
Greater than or equal to 5.00:1.00 but less than 6.00:1.00	2.75%	3.75%
Greater than or equal to 4.00:1.00 but less than 5.00:1.00	2.50%	3.50%
Less than 4.00:1.00	2.00%	3.00%

H. Subsection 2.3A of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

A. Commitment Fee. Borrower agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments, multiplied by 0.500% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date.

I. Subsection 2.4(A)(ii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(ii) Scheduled Reductions of Revolving Loan Commitments. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

Quarter Ending	Scheduled Reduction of Revolving Loan Commitments
June 30, 2013	$5,106,597.22
September 30, 2013	$5,106,597.22
December 31, 2013	$5,106,597.22
March 31, 2014	$5,106,597.22
June 30, 2014	$5,106,597.22
September 30, 2014	$5,106,597.22
December 31, 2014	$5,106,597.22
March 31, 2015	$5,106,597.22
June 30, 2015	$24,147,222.24

; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv); and provided, further, that the Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than the Revolving Loan Commitment Termination Date, and the final installment payable by Borrower in respect of the Revolving Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Revolving Loans.

J. Subsection 2.4(B)(iii)(a)(1) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(1) Upon the receipt by any Credit Party of any Net Cash Proceeds from any Asset Sale, to the extent that the aggregate Net Cash Proceeds from all Asset Sales received in that Fiscal Year exceed One Hundred Thousand Dollars ($100,000), 100% of such Net Cash Proceeds in excess of such amount shall be applied immediately to prepay the Loans and/or to permanently reduce the Revolving Loan Commitments. Any such mandatory prepayments or reductions shall be applied as specified in subsection 2.4B(iv)(b)(1).

K. Subsection 2.4(B)(iii)(a)(3) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place “Intentionally Omitted.”

L. Subsection 2.4(B)(iii)(b) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(b) Prepayments and Reductions Due to Issuance of Debt or Equity.

(1) On the date of receipt by any Obligor of cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith), from one or more issuances of any debt Securities of such Obligor (excluding issuances permitted by subsections 7.1(ii), (iii), (iv), (v) and (vii) and all Obligations) (“Net Debt Securities Proceeds”), Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced by 100% of such Net Debt Securities Proceeds. Any such mandatory prepayments or reductions shall be applied as specified in subsection 2.4B(iv)(b)(2).

(2) On the date of receipt by any Obligor of cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith), from one or more issuances of any equity Securities of such Obligor (“Net Equity Securities Proceeds”), Borrower shall use 100% of such Net Equity Securities Proceeds to prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount sufficient to achieve a Consolidated Total Debt Ratio at such time of 5.00:1.00, and thereafter then shall prepay the Loans by 50% of such Net Equity Securities Proceeds. Any such mandatory prepayments or reductions shall be applied as specified in subsection 2.4B(iv)(b)(2).

M. Subsection 2.4(B)(iii)(c) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(c) Prepayments and Reductions Due to Insurance Proceeds. Upon the receipt by any Credit Party of any cash payments under any of the insurance policies maintained pursuant to subsection 6.4 net of any costs incurred in collecting such payments (“Net Insurance Proceeds”) in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate, 100% of such Net Cash Proceeds in excess of such amount shall be applied immediately to prepay the Loans and/or to permanently reduce the Revolving Loan Commitments; provided that on the 365th day following receipt of such Net Insurance Proceeds that are equal to or less than Seven Million Five Hundred Thousand Dollars ($7,500,000), an amount equal to any amount of such Net Insurance

Proceeds which have not been used or committed by such date to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance Proceeds payments were received shall then be applied by Borrower on such date to prepay the Loans and/or to permanently reduce the Revolving Loan Commitments. Any such mandatory prepayments or reductions shall be applied as specified in subsection 2.4B(iv)(b)(1).

N. Subsection 2.4(B)(iii)(d) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(d) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, then no later than one hundred twenty (120) days after the end of such Fiscal Year, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv)(b)(2).

O. Subsection 2.4(B)(iii)(e) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(e) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d), Borrower shall deliver to Administrative Agent (and, promptly after receipt from Borrower, Administrative Agent shall deliver to Lenders) an Officer’s Certificate demonstrating the calculation of the amount (the “Net Proceeds Amount”) of the applicable Net Cash Proceeds, the applicable Net Debt Securities Proceeds (as such term is defined in subsection 2.4B(iii)(b)(1)), the applicable Net Equity Securities Proceeds (as such term is defined in subsection 2.4B(iii)(b)(2)), the applicable Net Insurance Proceeds (as such term is defined in subsection 2.4B(iii)(c) together with a description of the assets which are the subject of such insurance payment), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrower shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer’s Certificate (including if any Net Cash Proceeds retained for reinvestment are not so reinvested), Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess in the manner specified in subsection 2.4B(iv)(b)(1) if such prepayment is made in connection with Net Cash Proceeds or Net Insurance Proceeds and subsection 2.4B(iv)(b)(2) if such prepayment is made in connection with Net Debt Securities Proceeds, Net Equity Securities Proceeds or Consolidated Excess Cash Flow, and Borrower shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess. Anything in this Agreement to the contrary notwithstanding, if on any date of determination any Net Proceeds Amount received by any Credit Party is less than One Million Dollars ($1,000,000), then such Net Proceeds Amount need not be applied as set forth above until the aggregate amount of all Net Proceeds Amounts received and not so applied is equal to at least One Million Dollars ($1,000,000) in the aggregate.

P. The Credit Agreement is hereby amended by adding the following new subsection 2.4(B)(iii)(g):

(g) Prepayments Due to Failure to Use Proceeds from Revolving Loans. To the extent Borrower and/or its Subsidiaries do not spend the proceeds of Revolving Loans within ten (10) days after the Funding Date for such Revolving Loans, 100% of such unused Revolving Loan proceeds shall be applied to repay the outstanding Revolving Loans (but not reduce the Revolving Loan Commitments) to the full extent thereof.

Q. Subsection 2.11 of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

Intentionally Omitted.

R. Subsection 3.1(A)(ii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed Seven Million Five Hundred Thousand Dollars ($7,500,000);

S. Subsection 3.2(i) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(i) (a) a fronting fee, payable directly to the Issuing Lender for its own account, equal to the greater of (X) One Thousand Five Hundred Dollars ($1,500) or (Y) 0.375% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the product of (X) an annual rate equal to the Applicable Margin for LIBOR Rate Loans in effect at the time of issuance of such Letter of Credit and (Y) daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

T. Subsection 4.3B of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

B. As of that Funding Date:

(i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date (or previously waived in accordance with this Agreement);

(ii) The ratio of Consolidated Total Debt (after giving effect to such borrowing) to Consolidated Operating Cash Flow for the period of twelve (12) calendar months ending on the most recent calendar-month-end occurring at least forty-five (45) days before the Funding Date (determined, for purposes of the definition of “Consolidated Operating Cash Flow,” as if such period were a period of four Fiscal Quarters) shall not exceed the required ratio in effect as of the Funding Date as provided in subsection 7.6C, and Borrower shall have delivered to Administrative Agent and Lenders a Compliance Certificate and such supporting evidence as the Administrative Agent may reasonably require to confirm such determination; and

(iii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

U. Subsections 7.1(vi) through 7.1(vii) of the Credit Agreement are hereby amended by deleting the present text thereof in their entirety and substituting in their place the following:

(vi) Intentionally omitted;

(vii) Borrower and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000);

V. Subsection 7.3(viii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(viii) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or would result therefrom, Borrower and its Subsidiaries may make other Investments; provided that (a) any Cash consideration paid or advanced to make any such Investment, together with all Cash consideration paid or advanced to make all such Investments made pursuant to this clause (viii), shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, and (b) the value of any non-Cash consideration paid or advanced to make any such Investment, together with the value of all non-Cash consideration paid or advanced to make all such Investments described under this clause (viii), shall not exceed Five Million Dollars ($5,000,000) in the aggregate (it being understood that the value of any such non-Cash consideration shall be determined in good faith by Borrower at the time such consideration is paid or advanced to make the applicable Investment);

W. Subsections 7.5(iii) through 7.5(v) of the Credit Agreement are hereby amended by deleting the present text thereof in their entirety and substituting in their place the following:

(iii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and the Consolidated Total Debt Ratio at such time and immediately prior to and after (on a pro forma basis giving effect to the repurchase) is less than 5.00:1.00 (and Borrower shall have delivered to Administrative Agent a Compliance Certificate to such effect): Borrower may make Cash advances to Holdings or NewHoldco in an amount sufficient to enable Holdings to repurchase and (except for holding the applicable repurchased public Securities as treasury stock) retire or otherwise terminate up to an aggregate of Ten Million Dollars ($10,000,000) of the public Securities of Holdings during the term of this Agreement; (iv) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom: Borrower may make Cash advances to Holdings or NewHoldco in an amount sufficient to enable Holdings to repurchase and (except for holding the applicable repurchased public Securities as treasury stock) retire or otherwise terminate annually up to an aggregate of Five Hundred Thousand Dollars ($500,000) of the Securities of Holdings held by current or former employees of any Credit Party; and (v) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and the Consolidated Total Debt Ratio at such time and immediately prior to and after (on a pro forma basis giving effect to the dividend payment) is less than 5.00:1.00, Borrower may declare and pay Cash dividends to Holdings or NewHoldco for the sole purpose of paying Cash dividends to Holdings’ stockholders, provided that such Cash dividends may not exceed in the aggregate Five Million Dollars ($5,000,000) in any Fiscal Year.

X. Subsection 7.6(C) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

C. Maximum Consolidated Total Debt Ratio. Borrower shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Operating Cash Flow for the four consecutive Fiscal Quarter period ending as of the last day of such Fiscal Quarter during any of the periods set forth below to exceed the correlative ratio indicated:

Periods	Maximum Consolidated Total Debt Ratio
March 31, 2009 – June 30, 2010	7.50:1.00
July 1, 2010 – December 31, 2010	5.25:1.00
January 1, 2011 and thereafter	4.75:1.00

Y. Subsections 7.7(v) and 7.7(vi) of the Credit Agreement are hereby amended by deleting the present text thereof in their entirety and substituting in their place the following:

(v) Borrower and its Subsidiaries may make Asset Sales of assets having an aggregate, cumulative fair market value not to exceed Ten Million Dollars ($10,000,000) since the Closing Date; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (b) the sole consideration received shall be Cash;

(vi) Borrower and its Subsidiaries may make other Asset Sales; provided that either (I) each of the following conditions is satisfied: (a) the assets subject to such Asset Sales, in the aggregate together with all other assets sold pursuant to Asset Sales of the Borrower and its Subsidiaries since the Closing Date did not generate more than 5% of Consolidated Operating Cash Flow taken as a single accounting period (calculated on a cumulative basis since the Closing Date) and excluding for such purpose Borrower’s corporate overhead to the extent deducted in determining net income, (b) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (c) the sole consideration received shall be Cash or (II) Requisite Lenders approve of such Asset Sale;

Z. Subsection 10.6 of the Credit Agreement is hereby amended by deleting “other than including Incremental Term Lenders or Incremental Revolving Loan Lenders” after the term “Requisite Lenders” in the first proviso.

AA. Exhibits X and X-1 are hereby deleted as exhibits to the Credit Agreement.

3. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

A. Each of the representations and warranties set forth in the Credit Agreement, as amended, and the other Loan Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Credit Agreement, as amended, and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof.

B. As of the date hereof, no Event of Default or Potential Event of Default has occurred and is continuing (after giving effect to this Amendment).

C. The execution and delivery of this Amendment (i) have been duly authorized by all necessary limited liability company action on the part of Borrower; and (ii) do not result in a breach of or constitute a default under any Contractual Obligation of any Obligor or require any approval of stockholders or members or any approval or consent of any Person under any Contractual Obligation of any Obligor or the consent or approval of any Governmental Authority.

D. This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

E. The Lenders’ security interests in the Collateral continue to be valid, binding and enforceable First Priority security interests which secure the Obligations under the Loan Documents.

4. Conditions to Effectiveness. This Amendment shall become effective on the date upon which all of the following conditions precedent have been satisfied in full or waived by the Administrative Agent in writing (the “Effective Date”):

A. The Administrative Agent (or its counsel) shall have received an original or facsimile counterpart of this Amendment, duly executed and delivered by Borrower, the Administrative Agent and the Lenders.

B. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders executing this Amendment, an amendment fee equal to 0.25% of the Commitments of such Lenders under the Credit Agreement.

C. The Administrative Agent (or its counsel) for Lenders shall have received an originally executed copy of the Holdings Guaranty, in the form of Exhibit A attached hereto, executed by Holdings on the date hereof.

D. After giving effect to the Amendment, no Event of Default or Potential Event of Default shall have occurred and be continuing.

E. Counsel to Administrative Agent shall have received payment in full for all reasonable, out-of-pocket legal fees charged, and all reasonable costs and expenses incurred, by such counsel to the extent invoiced prior to the Effective Time in connection with the transactions contemplated under the Credit Agreement and this Amendment.

5. Ratification of Liability. Each Credit Party and Holdings, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacity in which such party grants Liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each Loan Document to which such Person is a party, and each such party hereby ratifies and reaffirms its grant of Liens on and security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such Liens and security interests hereafter secure all of the Obligations under the Loan Documents, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with the Credit Agreement, as amended hereby, or any other Loan Documents. Each Credit Party and Holdings further agrees and reaffirms that the Loan Documents to which it is a party now apply to all Obligations as modified hereby (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with the Credit Agreement, as amended hereby, or any other Loan Documents). Each such party (i) further acknowledges receipt of a copy of this Amendment, all previous amendments to the Credit Agreement and all other agreements, documents and instruments executed or delivered in connection herewith or therewith, (ii) consents to the terms and conditions of same and (iii) agrees and acknowledges that each of the Loan Documents, as modified hereby and thereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, nor constitute a waiver of any provision of any of the Loan Documents nor constitute a novation of any of the Obligations under the Loan Documents.

6. Miscellaneous Provisions.

A. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, and the other Loan Documents, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of any present or future Potential Event of Default or Event of Default, whether known or unknown (except for any Potential Event of Default or Event of Default that would occur but for the operation of this Amendment), or of any right, power or remedy of the Administrative Agent or any Lender of any provision contained in the Credit Agreement or any other Loan Document. This Amendment shall be deemed one of the “Loan Documents” under the Credit Agreement.

B. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

C. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

D. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

BEASLEY MEZZANINE HOLDINGS, LLC

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	EVP/CFO

HOLDINGS:

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	EVP/CFO

OTHER CREDIT PARTIES:

BEASLEY FM ACQUISITION CORP.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INCORPORATED

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Assistant Secretary

BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF NEW JERSEY, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

W & B MEDIA, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF COASTAL CAROLINA, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY RADIO, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF BOSTON, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BRAP HOLDINGS, INC. (F/K/A REDD MIAMI HOLDINGS, INC.)

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF AUGUSTA, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY COMMUNICATIONS, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

CSRA BROADCASTERS, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY NEVADA HOLDINGS, INC.

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WAZZ LICENSE LIMITED PARTNERSHIP,
WXTU LICENSE LIMITED PARTNERSHIP,
WRXK LICENSE LIMITED PARTNERSHIP,
WFLB LICENSE LIMITED PARTNERSHIP,
WKIS LICENSE LIMITED PARTNERSHIP,
WDAS LICENSE LIMITED PARTNERSHIP,
WIKS LICENSE LIMITED PARTNERSHIP,
WAEC LICENSE LIMITED PARTNERSHIP,
WXNR LICENSE LIMITED PARTNERSHIP,
WPOW LICENSE LIMITED PARTNERSHIP,
WJBX LICENSE LIMITED PARTNERSHIP,
WMGV LICENSE LIMITED PARTNERSHIP

By:	BEASLEY FM ACQUISITION CORP., the general partner of each of the foregoing

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY-REED ACQUISITION PARTNERSHIP

By:	BEASLEY FM ACQUISITION CORP., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WTMR LICENSE LIMITED PARTNERSHIP

By:	BEASLEY BROADCASTING OF NEW JERSEY, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WNCT LICENSE LIMITED PARTNERSHIP

By:	BEASLEY BROADCASTING OF COASTAL CAROLINA, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WKML LICENSE LIMITED PARTNERSHIP

By:	BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WWDB LICENSE LIMITED PARTNERSHIP

By:	BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WXKB LICENSE LIMITED PARTNERSHIP

By:	BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WSFL LICENSE LIMITED PARTNERSHIP

By:	W&B MEDIA, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WJPT LICENSE LIMITED PARTNERSHIP

By:	BEASLEY RADIO, INC., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WQAM LICENSE LIMITED PARTNERSHIP

By:	BEASLEY-REED ACQUISITION PARTNERSHIP, its general partner

By:	BEASLEY FM ACQUISITION CORP., its general partner

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WWNN LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WCHZ LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WGAC LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WGOR LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

WRCA LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY INTERNET VENTURES, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY INTERNET VENTURES II, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

BEASLEY BROADCASTING OF NEVADA, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

KJUL LICENSE, LLC

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Secretary

LENDERS:

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender and as Administrative Agent

By:	/s/ Naghmeh Hashemifard
Name:	Naghmeh Hashemifard
Title:	Director

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Naghmeh Hashemifard
Name:	Naghmeh Hashemifard
Title:	Director

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Todd Shipley
Name:	Todd Shipley
Title:	SVP

LENDERS:

BANK OF SCOTLAND, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

LENDERS:

BNP PARIBAS, as a Lender

By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

By:	/s/ Yung Wu
Name:	Yung Wu
Title:	Vice President

LENDERS:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:
Name:
Title:

LENDERS:

ING CAPITAL, as a Lender

By:	/s/ Bill James
Name:
Title:

LENDERS:

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Eric Hurshman
Name:	Eric Hurshman
Title:	Managing Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas G. Gunder
Name:	Thomas G. Gunder
Title:	SVP

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Vipa Chiraprut
Name:	Vipa Chiraprut
Title:	Vice President

EXHIBIT A

Holdings Guaranty

See attached.

HOLDINGS GUARANTY

This HOLDINGS GUARANTY is entered into as of March 13, 2009, by BEASLEY BROADCAST GROUP, INC., a Delaware corporation (“Guarantor”), in favor of and for the benefit of BANK OF MONTREAL, CHICAGO BRANCH, as administrative agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined), and, subject to Section 31 hereof, for the benefit of the other Beneficiaries (as hereinafter defined).

A. Beasley Mezzanine Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Guarantor (“Borrower”), the lenders listed therein (each individually referred to herein as a “Lender” and collectively as “Lenders”) and Bank of Montreal, Chicago Branch, as administrative agent for Lenders (in such capacity, “Administrative Agent”) have entered into that certain Credit Agreement dated February 27, 2004, as amended by that certain First Amendment to Credit Agreement dated June 18, 2004, that certain Second Amendment to Credit Agreement dated June 27, 2005, that certain Third Amendment to Credit Agreement dated January 30, 2006, that certain Fourth Amendment to Credit Agreement dated February 1, 2007, and that certain Fifth Amendment to Credit Agreement dated April 13, 2007 (as it may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as defined in the Credit Agreement).

B. Borrower may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements, currency agreements and other swap agreements (collectively, the “Lender Interest Rate Agreements”), with one or more Persons that are or were Lenders or Affiliates of a Lender at the time of entry into such agreement (in such capacity, collectively, “Interest Rate Exchangers”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Interest Rate Agreements, including, without limitation, the obligation of Borrower to make payments thereunder in the event of early termination thereof (all such obligations being the “Interest Rate Obligations”), together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

C. Guarantor is the sole member of Borrower and thus the Guarantied Obligations (as hereinafter defined) will inure to the benefit of Guarantor (which benefits are hereby acknowledged).

D. Borrower, the Guarantied Party and the Lenders desire to enter into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) to effect certain additional amendments to the Credit Agreement, and it is a condition precedent to the Guarantied Party and the Lenders entering into the Sixth Amendment that Borrower’s obligations under the Credit Agreement and the other Loan Documents be guarantied by Guarantor.

E. The Guarantied Party and Lenders will not enter into the Sixth Amendment unless and until Guarantor executes and delivers this Guaranty.

F. Guarantor is willing irrevocably and unconditionally to guaranty Borrower’s obligations.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Sixth Amendment and to continue to make Loans and other extensions of credit thereunder and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, Guarantor hereby agrees as follows:

1. Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Beneficiaries” means Guarantied Party, Lenders and any Interest Rate Exchangers.

“Guarantied Obligations” has the meaning assigned to that term in Section 3.

“Guaranty” means this Holdings Guaranty as it may be amended, restated, supplemented or otherwise modified from time to time.

“payment in full”, “paid in full” or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries in respect thereof as required under the Loan Documents and the Lender Interest Rate Agreements.

2. Interpretation of Defined Terms. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided. In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

3. Guaranty of the Guarantied Obligations. In order to induce Lenders to extend credit to Borrower pursuant to the Credit Agreement and the entry by the Interest Rate Exchangers into the Lender Interest Rate Agreements and subject to the provisions of Section 4, Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as a surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a) any and all Obligations of Borrower and any and all Interest Rate Obligations, in each case previously, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements, including those arising under successive borrowing transactions under the Credit Agreement that shall either continue the Obligations of Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding; and

(b) those expenses set forth in Section 10 hereof.

4. Limitation on Amount Guarantied; Contribution by Guarantor. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect

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of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 4, pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

5. Payment by Guarantor; Application of Payments. Subject to the provisions of Section 4, Guarantor hereby agrees in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantor will, upon demand, promptly pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then due and owing to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4C of the Credit Agreement.

6. Liability of Guarantor Absolute. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(a) This Guaranty is a guaranty of payment when due and not of collectibility.

(b) Guarantied Party may enforce this Guaranty upon the occurrence and continuance of an Event of Default under the Credit Agreement or the occurrence and continuance of an early termination date or similar event under the Lender Interest Rate Agreements notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default.

(c) The obligations of Guarantor hereunder are independent of the obligations of Borrower under the Loan Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor (including any of the Subsidiary Guarantors) of the obligations of Borrower under the Loan Documents or the Lender Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions.

(d) Payment by Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by Guarantor, limit, affect, modify or abridge Guarantor’s liability hereunder in respect of the Guarantied Obligations.

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(e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any of the Subsidiary Guarantors) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case consistent with the Credit Agreement or the applicable Lender Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

(f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Lender Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security

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interest in any collateral that secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury (other than payment in full of the Guarantied Obligations); and (viii) any other act or thing or omission, or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

7. Waivers by Guarantor. Guarantor hereby waives, for the benefit of Beneficiaries:

(a) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Borrower, any other guarantor (including any of the Subsidiary Guarantors) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations;

(c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands (other than as specifically set forth herein), presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 6 and any right to consent to any thereof; and

(g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Guaranty.

8. Guarantor’s Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Borrower or any of its assets in

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connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, upon the occurrence and during the continuance of an Event of Default, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor (including any of the Subsidiary Guarantors) of the Guarantied Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof. NO PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

9. Subordination of Other Obligations. Any indebtedness of Borrower or any other guarantor (including any of the Subsidiary Guarantors) now or hereafter held by Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

10. Expenses. Guarantor agrees to pay, or cause to be paid, promptly, and to save Beneficiaries harmless against liability for, (i) any and all reasonable out-of-pocket costs and expenses (including reasonable fees, costs of settlement and disbursements of counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty, and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Loan Document.

11. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

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12. Authority of Guarantor or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

13. Financial Condition of Borrower. Any Loans may be granted to Borrower or continued from time to time, and any Lender Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Borrower. Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

14. Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement between Guarantor and any Beneficiary or Beneficiaries or between Borrower and any Beneficiary or Beneficiaries, in each case, relating to this Guaranty. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

15. Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

(a) So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in Section 31), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense that Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding referred to in subsection (a) of this clause 15 above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations, because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations that are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

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(c) In the event that all or any portion of the Guarantied Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

16. Notice of Events. As soon as Guarantor obtains knowledge thereof, Guarantor shall give Guarantied Party written notice of any condition or event that has resulted in (a) a material adverse change in the financial condition of Guarantor, or (b) a breach of or noncompliance with any term, condition or covenant contained herein.

17. Set Off. In addition to any other rights any Beneficiary may have under law or in equity, upon the occurrence and continuance of any Event of Default, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but excluding trust accounts) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held or any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

18. Intentionally Omitted.

19. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Lender Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

20. Notices. Any communications between Guarantied Party and Guarantor and any notices or requests provided herein shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile in complete and legible form if received by 5 p.m. (local time) on a Business Day (or if not received by such time on a Business Day, the facsimile shall be deemed received on the next Business Day), or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed at its address set forth below or to such other addresses as each such party may in writing hereafter indicate.

If to Guarantor:

Beasley Broadcast Group, Inc.

c/o Beasley Mezzanine Holdings, LLC

3033 Riviera Drive, Suite 200

Naples, Florida 33940

Attn: Caroline Beasley, Vice President and CFO

Facsimile: 212.434.8950

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with a copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004

Attn: Joe Sullivan, Esq.

Facsimile: 202.637.2201

If to Guarantied Party:

Bank of Montreal, Chicago Branch

3 Times Square

New York, New York 10036

Attn.: Bryan Rolfe

Facsimile: 212.702.1825

with a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attn: Stephen C. Brissette, Esq.

Facsimile: 919.781.4865

21. Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

22. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

23. Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

24. Applicable Law; Rules of Construction. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

25. Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and permitted assigns. Guarantor shall not assign this Guaranty or any of its rights or obligations hereunder without the prior written consent of the Guarantied Party. Any Beneficiary may, subject to subsection 10.1 of the Credit Agreement, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any

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transferee or permitted assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or permitted assignee, all subject to the terms and conditions hereof.

26. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20;

(d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE 26(c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(e) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(f) AGREES THAT THE PROVISIONS OF THIS SECTION 26 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

27. Waiver of Trial by Jury. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, each Beneficiary (i) acknowledges that this waiver is a material inducement for Guarantor and Beneficiaries to enter into a business relationship, that Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 27 AND EXECUTED BY THE GUARANTIED PARTY AND GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY

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SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

28. No Other Writing. This writing is intended by Guarantor and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

29. Further Assurances. At any time or from time to time, upon the request of Guarantied Party, Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

30. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed signature page of this Guaranty by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

31. Guarantied Party as Administrative Agent.

(a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section 31, each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this Section 31.

(b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the

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rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party’s resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

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[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the undersigned Guarantor has caused this Holdings Guaranty to be duly executed as of the day and year first written above.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	EVP/CFO